
Great Bear Lake
N
DISTRICT
OF
MACKENZIE
PROPERTY
YELLOWKNIFE
Great Slave Lake
ALBERTA
Lake Athabasca
Scale 1:5,000,000
Miles 0 100

FIGURE 1

LOCATION MAP